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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Quadrant Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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1)   Title of each class of securities to which transaction applies:
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2)   Aggregate number of securities to which transaction applies:
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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
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          2)   Form, Schedule or Registration Statement No.:
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          3)   Filing Party:
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          4)   Date Filed:
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                               QUADRANT FUND, INC.
                                 116 Welsh Road
                                Horsham, PA 19044


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


Dear Shareholder:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Quadrant Fund, Inc. (the "Fund"), will be held on October [24], 2005, at 11:00 a.m. Eastern time at the offices of Quadrant Fund, Inc., 116 Welsh Road, Horsham, Pennsylvania 19044 for the following purposes:

      1. To approve a Plan of Dissolution, Liquidation, and Termination of the Fund, which contemplates the liquidation of the Fund, its de-registration as an investment company under the Investment Company Act of 1940, as amended, and its dissolution under Maryland law (Proposal 1);

      2. To vote on any other matters that properly come before the Meeting and any adjournment thereof (Proposal 2).

     You are entitled to vote at the Meeting and any adjournments thereof if you owned Fund shares at the close of business on September 30, 2005 (the "Record Date"). If you attend the Meeting, you may vote your shares in person. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE REVIEW THE ENCLOSED MATERIALS AND FOLLOW THE INSTRUCTIONS THAT APPEAR ON THE ENCLOSED PROXY CARD. If we do not hear from you by a certain date, a Fund representative may contact you. If you have any questions about the proposals or the voting instructions, please call us collect at (215) 328-1303. Any proposal submitted to a vote at the Meeting by anyone other than the officers or Directors of the Fund may be voted only in person or by written proxy.

     We will admit to the Meeting (1) all shareholders of record of the Fund as of the Record Date, (2) persons holding proof of beneficial ownership at the Record Date such as a letter or account statement from a broker, (3) persons who have been granted proxies, and (4) such other persons that we, in our sole discretion, may elect to admit. ALL PERSONS WISHING TO BE ADMITTED TO THE MEETING MUST PRESENT PHOTO IDENTIFICATION. IF YOU PLAN TO ATTEND THE MEETING, PLEASE CONTACT US COLLECT AT (215) 328-1303.

     Unless proxy cards submitted by corporations, partnerships and trusts are signed by the appropriate persons as indicated in the voting instructions on the proxy cards, they will not be voted.

                                    By order of the Board of Directors,





                                    Marisol Lauerman
                                    Secretary

Dated:  October [13], 2005


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                    YOUR VOTE IS IMPORTANT NO MATTER HOW MANY
                            SHARES OF STOCK YOU OWN.
                     PLEASE RETURN YOUR PROXY CARD PROMPTLY.

     SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ANY SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE MEETING IS URGED TO REVIEW THE ENCLOSED MATERIALS AND FOLLOW THE INSTRUCTIONS THAT APPEAR ON THE ENCLOSED PROXY CARD. IF WE DO NOT HEAR FROM YOU BY A CERTAIN DATE, A FUND REPRESENTATIVE MAY CONTACT YOU.

     TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.
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

                               QUADRANT FUND, INC.
                                 116 Welsh Road
                                Horsham, PA 19044
                                 (215) 328-3200

                          ___________________________

                                 PROXY STATEMENT
                          ____________________________

                         Special Meeting of Shareholders
                               October [24], 2005

                                  INTRODUCTION

     This proxy statement (the "Proxy Statement") is furnished to the holders of the common stock (the "Shareholders") of Quadrant Fund, Inc. (the "Fund"), by the Board of Directors of the Fund (the "Board") in connection with the solicitation of Shareholder votes by proxy to be voted at the Special Meeting of Shareholders or any adjournments thereof (the "Meeting") to be held on October [24], 2005, at 11:00 a.m. Eastern time at the offices of Quadrant Fund, Inc., 116 Welsh Road, Horsham, Pennsylvania 19044. It is expected that the Notice of Annual Meeting, this Proxy Statement and form of proxy first will be mailed to Shareholders on or about October [13], 2005. The matters to be acted upon at the Meeting are set forth below.

      1. To approve a Plan of Dissolution, Liquidation, and Termination of the Fund (the "Plan"), which contemplates the liquidation of the Fund, its de-registration as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its dissolution under Maryland General Corporation Law (the "MGCL") (Proposal 1);

      2. To vote on any other matters that properly come before the Meeting and any adjournment thereof (Proposal 2).

     THE BOARD RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                        *     *     *     *     *

     PROPOSAL 1:   PLAN OF DISSOLUTION, LIQUIDATION AND TERMINATION

SUMMARY OF THE PROPOSAL

     The Fund proposes to liquidate its assets and dissolve pursuant to the provisions of the Plan. The Plan was approved by the Board on September 29, 2005. The Board has determined that the orderly liquidation of the Fund's assets is advisable and has directed that the Plan be submitted for consideration by the Shareholders.

      o The Plan provides for the complete liquidation of all of the assets of the Fund,

      o the payment by the Fund of all known obligations, including the expenses of the liquidation, and the establishment of reserves for contingent obligations subject to the 0.25% cap on expenses, and

      o the payments to Shareholders of distributions equal to the net asset value per share in redemption of their shares of common stock of the Fund ("Shares"), together with accrued and unpaid dividends and distributions, if any.

     If the Plan is approved by the affirmative vote of 66 2/3% of the Fund's outstanding Shares, the Fund will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as the Fund shall determine to be reasonable and in the best interests of the Fund and its Shareholders. As soon as practicable upon adoption of the Plan, the Fund shall cease to conduct business. A copy of the Plan is attached to this Proxy Statement as APPENDIX A, and the description of the Plan in this Proxy Statement is qualified in its entirety by reference to APPENDIX A.

REASONS FOR THE LIQUIDATION AND DISSOLUTION

     At a meeting of the Board held on September 29, 2005, the Board considered whether to authorize the proposed Plan pursuant to which the Fund would liquidate and terminate. Examining all relevant factors, the Board considered the proposed Plan, determined that it was in the best interests of Shareholders and unanimously voted to approve it, subject to Shareholder approval. During deliberations, the Board (with the advice and assistance of counsel) reviewed and considered, among other things:

o That Shareholders representing approximately 60% of the Shares of the Fund have requested that the Fund make a tender offer for their Shares;

o Whether the other major Shareholder, GMAC Commercial Mortgage Corp. ("GMACCM"), would remain invested in the Fund if the other major Shareholders were to accept the tender offer;

o If the tender offers were conducted, the Fund would have only approximately $[ ] under management (and approximately $[ ] if GMACCM were to accept the tender offer), which it believes to be too small an amount for GMAC Institutional Advisors LLC (the "Advisor") to effectively manage the Fund;

o Whether it is in the best interests of all Shareholders to remain in operations after Shareholders holding a majority of Shares have expressed their desire to no longer remain invested in the Fund;

o Whether the orderly liquidation of the Fund's assets is more beneficial to all the Fund's Shareholders in lieu of a tender offer;

o That the Advisor has stated that it believes that it is unable to effectively raise capital from new investors in the Fund while a majority of Shareholders does not wish to remain invested in the Fund;

o That the Fund was unable to achieve a quorum for the conduct of business at its last Shareholder meeting, and as a result, Shareholders failed to elect directors at the last Shareholder meeting;

o That the Fund is unable to operate effectively with only one director who is not an "interested person" (as such term is defined in the 1940 Act) (an "Independent Director");

o That as a result of the failure to achieve a quorum, Shareholders failed to approve the assignment of the Advisor that is expected to occur as a result of the sale of the Advisor's indirect parent company. Assuming that the sale is consummated, the advisory agreement between the Fund and the Advisor will automatically terminate; and

o Whether another advisor would take over the management of the Fund considering the limited assets of the Fund, and, assuming another advisor would be willing to manage the Fund, whether such other potential advisor would be able to manage the Fund in the unique style offered by the Advisor.

     The Board determined that the dissolution of the Fund was advisable and that it was advisable to dissolve the Fund pursuant to the Plan. In view of these considerations, the Board decided to recommend that the Shareholders adopt the Plan.

PLAN OF DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE FUND

     The Plan provides for the complete liquidation of the assets of the Fund, the payment of all creditors, the distribution of the proceeds to Shareholders, and the dissolution of the Fund. If the Plan is approved, the Fund will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as Fund management, under the supervision of the Board, shall determine to be reasonable and in the best interests of the Fund and its Shareholders. After its liquidation, the Fund would seek to de-register as an investment company under the 1940 Act and dissolve as a corporation under Maryland law.

     The Plan authorizes the Board to modify or amend the Plan at any time, in any way necessary to reasonably effectuate the Plan without Shareholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its Shareholders. If any amendment or modification appears necessary and in the judgment of the Board would materially and adversely affect the interests of the Shareholders, the amendment or modification will be submitted to Shareholders for approval.

LIQUIDATION VALUE

     If the Plan is adopted by the Shareholders at the Meeting, as soon as practicable after the consummation of the sale of all of the Fund's portfolio securities and the payment of all of the Fund's known expenses, charges, liabilities and other obligations subject to the 0.25% cap on expenses, each Shareholder of record will receive an initial distribution in an amount equal to the net asset value per Share, as determined in accordance with the Fund's current valuation procedures, together with accrued and unpaid dividends and distributions, if any, with respect to each of the Shareholder's Shares of the Fund, less a portion of the Fund's assets which will be held back for payment of any additional Fund expenses and obligations, including the costs associated with the liquidation of the Fund. Thereafter, one or more further distributions (the "Liquidation Distributions") of the remainder of the Fund's assets will be made. As of [September 30,] 2005, the net asset value per Share was $[________]. The net asset value of the Shares may increase or decrease prior to the distributions of the assets to the Shareholders.

RESCISSION OFFER

      Prior to the Fund's determination to seek Shareholder approval to dissolve, the Fund intended to make an offer to rescind the sale of its Shares (the "Rescission Offer"). The Fund has determined to dissolve in lieu of making the Rescission Offer. The Rescission Offer was to be made for the following reasons:

1. The Fund was formed on October 18, 2004. However, the Fund was not registered under the 1940 Act when it made its initial investments in commercial mortgage backed securities ("CMBS") on January 4, 2005. Its status as an unregistered investment company made it ineligible to be treated as a federal tax pass through vehicle, and instead required it to be taxed as an ordinary corporation for its first fiscal year ended January 31, 2005. Consequently, statements in the Private Placement Memorandum of the Fund dated January 24, 2005 (the "PPM") regarding the Fund's registration status and its ability to be taxed as a regulated investment company under the Internal Revenue Code of 1986, as amended, (the "Code") for the tax year ended January 31, 2005 were not accurate when made. As a result, the Fund owes taxes on those investments.

     The Fund qualified and elected to be treated as a regulated investment company under Subchapter M of the Code for the tax year ended July 31, 2005, and intended to do so for all future tax years. To the extent it so qualifies, it would not incur U.S. federal income tax by making sufficient distributions to Shareholders, which it would then deduct from its investment company taxable income during future tax years. As a corporation that converts to be taxed as a regulated investment company, the Fund realized as taxable gain all unrealized appreciation in the CMBS assets held on the first day of the tax year in which it qualified to be taxed as a regulated investment company. In connection with its conversion to a regulated investment company, the Fund distributed to Shareholders all earnings and profits generated during the time it was taxed as a corporation (less an interest charge payable to the U.S. Treasury), including the appreciation realized on the CMBS. Shareholders of the Fund as of July 31 received their pro-rata portion of this distribution.

2. Although the Fund did not pay an investment management fee, certain investors paid a management fee to the Fund's Advisor through another investment vehicle. Under the 1940 Act, a registered investment company is generally prohibited from charging different investment management fees to different investors or classes of investors. Differential management fees may also result in preferential dividends for income tax purposes, which dividends would not be deductible by the Fund, and would result in the imposition of income tax on the Fund regardless of its election under the Code to be treated as a "regulated investment company". As described in the proxy materials distributed to Shareholders on May 9, 2005, the Fund sought and subsequently received

     Shareholder approval to pay the Advisor an investment management fee at the Shareholder meeting. It believes that the imposition of a Fund-level investment management fee resolves these regulatory issues.

3. The Fund acquired its initial portfolio of CMBS from Stichting Pensioenfonds ABP ("ABP"), a client of the Advisor. The Advisor does not believe the Fund was disadvantaged in this transaction, because it complied with the rules that permit a registered fund to enter into such a transaction. Although the Fund observed the rules that would have been applicable had the Fund been registered, the relationship between ABP, as the seller of the CMBS, and the Advisor should have been disclosed in the PPM.

4. The PPM indicated that the assets of the Fund would not include "plan assets" of plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 4975 of the Code that invests in the Fund, and thus that the Fund would not be subject to a number of requirements and limitations under ERISA that are applicable to plan assets and managers of plan assets. The Fund intended to avoid becoming plan assets by registering as an investment company under the 1940 Act prior to engaging in any investment activities because the assets of a registered investment company are not considered to include "plan assets" of the plans that invest in the registered investment company. As discussed above, however, the Fund did engage in some investment activities prior to the time it registered as an investment company, and during that time its assets may have been considered to include plan assets under ERISA and the Code. Moreover, some of the assets in which the Fund invested while its assets may have been considered to include plan assets were below investment grade CMBS. The assets of some of the issuers of these CMBS potentially may have been considered to include plan assets as a result of the Fund's investment. The Advisor and the Fund's former sub-advisor, Hyperion/GMAC Capital Management, LLC (the "Sub-Advisor") would have been deemed to be plan fiduciaries under ERISA with respect to all employee benefit plans which acquired Shares and which are subject to Part 4 of Title I of ERISA (an "ERISA Plan"). The Board believes, however, that any potential ERISA issues relating to the CMBS issuers were cured when the Fund's investment company registration became effective because, upon such registration, none of the assets of the Fund would be deemed to "include plan assets", and thus the Advisor and the Sub-Advisor ceased to be considered plan fiduciaries.

     In light of the temporary application of ERISA to the Fund, the Fund intends to file a statement of its assets and their respective values with the U.S. Department of Labor for the fiscal year ending January 31, 2005 pursuant to the alternative method of compliance with the annual reporting requirements of ERISA set forth in 29 C.F.R. ss.2520.103-12. As a further consequence of the temporary application of ERISA to the Fund, certain transactions entered into by the Fund during the ERISA period may have been prohibited by ERISA and the Code.

5. On the date the Shares were issued, Hyperion Capital Management, Inc. ("Hyperion"), a 50% owner of the Sub-Advisor, purchased Shares and distributed them as gifts to certain individuals. Hyperion's purchase with the intent to make gifts of Shares to those individuals may not have been in technical compliance with the restrictions governing private placements, or it may have caused the Fund to be ineligible for registration as an investment company under the 1940 Act. The distribution may have violated the rules governing private placements (Regulation D under the Securities Act of 1933, as amended (the "1933 Act")), because certain of those individuals may not have been "accredited investors" (as that term is defined in Regulation D) at the time they received their gift of Shares. Alternatively, the distribution to those individuals who may not have been "accredited investors" may not have been a violation of Regulation D, because Regulation D prohibits "offers or purchases" to non-accredited investors, but in this case, the Shares were not offered or purchased, they were given as gifts. If that interpretation prevails, then the Fund would be required to deem the donor of the gifts, Hyperion, and not the recipients, as the beneficial owner of the Shares. If the donor is considered the beneficial owner of the Shares, the Fund may have been ineligible for registration as an investment company under the 1940 Act. The Advisor believes that, had the Fund continued in operation, the Rescission Offer would have cured the ineligibility of the Fund to register under the 1940 Act, because it would have publicly offered its Shares (under the 1933 Act) and the participation of non-accredited investors would have prohibited the Fund from relying upon an exemption from registration under the 1940 Act.

6. The Fund's part in the real estate investment strategy offered by the Advisor (the "Quadrant Strategy") was not fully described to potential Shareholders of the Fund. The Advisor manages the Fund together with Quadrant Fund REIT, Inc. (the "QF-REIT"), a real estate investment trust (a "REIT"), in order to offer investors access to the commercial and multi-family real estate markets. Most Shares were held through Quadrant Fund LLC (the "QF-LLC"), however the PPM did not discuss the QF-REIT and the QF-LLC.(1) The PPM should have explained that the Fund is a part of the Quadrant Strategy, and that Shareholders who invest in the Fund on a stand-alone basis may not receive the maximum benefit of investment decisions made in furtherance of the Quadrant Strategy.

     In addition, while most participants in the Quadrant Strategy invested in the Fund through the QF-LLC, ABP invested in the Quadrant Strategy through the Quadrant Parallel Fund, LLC ("ABP LLC"). The Advisor's relationship with ABP LLC was not explained in the PPM. ABP LLC invested in the QF-REIT and in a portfolio of assets that was intended to mirror the assets held by the Fund. Because ABP held a mirror portfolio, it essentially received information about the assets held by the Fund. This should have been explained in the PPM. In addition, in connection with the restructuring to resolve the issues discussed herein, ABP LLC withdrew from the QF-REIT and now holds a portfolio of assets that has an investment strategy that combines the investment objectives of the QF-REIT and the Fund.

7. The Quadrant Strategy was initially structured so that Shareholders held interests in the QF-LLC, which in turn invested in the QF-REIT and the Fund. The 1940 Act prohibits an investment company (such as the QF-LLC) from purchasing more than 3% of the assets of another investment company (such as the Fund). The Quadrant Strategy has been restructured so that the QF-LLC does not hold Shares of the Fund.

--------------------
(1) Shareholders of the QF-REIT will also be asked to approve a plan of dissolution for the QF-REIT. The Advisor to the QF-LLC has determined to dissolve the QF-LLC, and the Advisor intends to terminate its asset allocation investment advisory agreements.

8. The Fund's initial Shareholder reports were not mailed to Shareholders within the required timeframe, because the audited financial statements required to be included in the Shareholder reports were not finalized on time.

9. In addition to the information described above, the PPM omitted other important information. It omitted required financial statements, as well as other risks inherent in an investment in the Fund. The risks not disclosed include the risk of investing in REITs, the illiquidity of an investment in the Fund, the risk of investing as part of the Quadrant Strategy, the Fund's relationship with GMACCM, and the fact that the names and addresses of Shareholders who hold more than 5% of the Fund's Shares must be disclosed in filings made with the Securities and Exchange Commission (the "SEC") and publicly available.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary provides general information with regard to the federal income tax consequences to Shareholders on receipt of the Liquidation Distributions from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution; however, the Fund has not sought a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation and dissolution of the Fund. The statements below are, therefore, not binding upon the Service, and there can be no assurance that the Service will concur with this summary or that the tax consequences to any Shareholder upon receipt of a Liquidation Distribution will be as set forth below.

     This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.

     The information below is only a summary of some of the federal tax consequences generally affecting the Fund and its individual U.S. Shareholders resulting from the liquidation of the Fund. This summary does not address the particular federal income tax consequences applicable to Shareholders other than U.S. individuals nor does it address state or local tax consequences. The tax consequences discussed herein may affect Shareholders differently depending on their particular tax situations unrelated to the Liquidation Distributions, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders are encouraged to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the Liquidation Distributions. The receipt of the Liquidation Distributions may result in tax consequences that are unanticipated by Shareholders.

As discussed above, pursuant to the Plan, the Fund will sell its assets, pay or make provisions for the payment of all liabilities, distribute the remaining proceeds to its Shareholders, and dissolve. The Fund anticipates that the Fund will retain its qualification as a regulated investment company under the Code during the liquidation period and, will make all required distributions so that it will not be taxed on any of its net capital gains realized from the sale of its assets ("Required Distributions"). Such Required Distributions are expected to consist entirely of net short-term capital gain (both from sales pursuant to the Plan and sales in the ordinary course of the Fund's operations) and dividend income, all of which will be taxable to the Shareholders as ordinary income.

For federal income tax purposes, a Shareholder's receipt of the Liquidation Distributions in cancellation and redemption of its Shares will be a taxable event and will be treated as a sale of the Shareholder's Shares in exchange for the Liquidation Distributions. Each Shareholder will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis in his or her Shares and the Liquidation Distributions he or she receives from the Fund. If the Shares are held as a capital asset, the gain or loss will generally be characterized as a capital gain or loss. Because Shareholders have not held the Shares for more than one year, any gain or loss will be a short-term capital gain or loss, with the results that (1) any such gain will not be eligible for the reduced maximum federal income tax rate of 15% on individuals' long-term capital gain and (2) any such loss may be offset against the Required Distribution the Shareholder receives.

If a Shareholder has failed to furnish a correct taxpayer identification number or has failed to clarify that he or she has provided a correct taxpayer identification number and that he or she is not subject to "backup withholding," the Shareholder may be subject to a 28% backup withholding tax with respect to any ordinary or capital gains dividends as well as the Liquidation Distributions. An individual's taxpayer identification number is his or her social security number. Certain Shareholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

The Liquidation Distributions should not constitute unrelated business taxable income with respect to any tax-exempt Shareholder, provided such tax-exempt Shareholder has not incurred acquisition indebtedness with respect to its Shares. Each Shareholder is encouraged to consult its own tax advisers concerning its particular tax situation and the consequences of receiving the Liquidation Distributions.

Shareholders will be notified of their respective Shares of ordinary and capital gains dividends for the Fund's final fiscal year in normal tax-reporting fashion.

LIQUIDATION DISTRIBUTIONS

     At present, the dates on which the Fund will pay Liquidation Distributions to its Shareholders is uncertain, but it is anticipated that if the Plan is adopted by the Shareholders at the Meeting on October [24], 2005, an initial Liquidation Distribution would occur on [October 31, 2005], with one or more Liquidation Distributions to be paid thereafter. There can be no assurance, however, that the Liquidation Distributions can be made by these dates. Shareholders of record holding Shares as of the close of business on the date immediately preceding a Liquidation Date will receive their Liquidation Distributions on the relevant Liquidation Date without any further action on their part.

IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT AND MARYLAND LAW

     On the date the Plan is adopted by Shareholders, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for de-registration under the 1940 Act. It is expected that the SEC will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the

1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action.

     The Fund will prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments. The Fund will file any and all other reports, documents and instruments necessary to terminate the regulation of the Fund and its business and affairs by the SEC and to dissolve the Fund under MGCL, including the filing with the State of Maryland of Articles of Dissolution. Until the Fund's withdrawal as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

     If Proposal 1 is approved by the requisite Shareholder vote, the Fund will proceed to liquidate as described in the Plan. If Proposal 1 is not approved by the requisite Shareholder vote, (i) the Plan will not be undertaken, and Shareholders will not receive a distribution of their Shares' net asset value;
(ii) upon the consummation of the sale of the Advisor's indirect parent company, the Fund will find itself without an advisor; (iii) the Board will consider what other action, if any, should be taken, including making the Rescission Offer or making a tender offer, which may leave the Fund with very few assets. Additionally, if the Plan is not approved, the Advisor will consider whether to terminate its advisory agreement with the Fund.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

                        *     *     *     *     *

                           OTHER MATERIAL INFORMATION

THE ADVISOR

     The Advisor, a Delaware limited liability company organized on October 2, 2000, is registered with the SEC as an investment advisor under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is 116 Welsh Road, Horsham, Pennsylvania 19044. Mr. Kurt Wright has resigned his position as portfolio manager for the Fund as of September 30, 2005, but he will continue to act as a member of the Board. Messrs. Jeff Williams and Thomas Mattinson continue to act as portfolio managers to the Fund.

                        *     *     *     *     *


                              FINANCIAL HIGHLIGHTS


                                           For the Period Ended  For the Period Ended
                                            January 31, 2005(1)     July 31, 2005(2)
                                           ----------------      --------------------

PER SHARE OPERATING PERFORMANCE


a. Net Asset Value, Beginning of Period          $10.00                $9.54

   1. Net Investment Income                      $ 0.02                $ 0.37
   2. Net Gains or Losses on Securities          $ 0.12                $ 0.05
        (both realized and unrealized)           ------                ------

b. Total From Investment Operations              $ 0.14                $ 0.42

---------------------------
c. Less Distributions to Common
   Shareholders
   1. Dividends (from net investment             $(0.60)               $(0.47)
      income)
   2. Distributions (from capital gains)         $ 0.00                $ 0.00
   3. Returns of Capital                         $ 0.00                $ 0.00
                                                 ------                ------
d. Total Distributions                           $(0.60)               $(0.47)

---------------------------
e. Net Asset Value, End of Period                $9.54                 $9.49
f. Per Share Market Value, End of Period         n/a                   n/a
---------------------------
g. TOTAL INVESTMENT RETURN                       1.36%                 4.38%

RATIOS/SUPPLEMENTAL DATA(3)
h. Net Assets, End of Period                     $15,564,484           $15,480,555
i. Ratio of Expenses to Average Net Assets
   1. Ratio of Operating Expenses Before         56.81%                1.76%
      Reimbursement to Average Net Assets
   2. Ratio of Operating Expenses After          4.12%                 0.25%
      Reimbursement to Average Net Assets
j. Ratio of Net Income to Average Net            2.78%                 9.04%
   Assets
k. Portfolio Turnover Rate                       6.00%                 46.00%
l. Average Commission Rate Paid                  n/a                   n/a

     The information for the period ended January 31, 2005 in the above table is from the Auditors Report prepared by Schwartz & Hofflich LLP ("S&H"), the Fund's independent accountant, filed with the Fund's Certified Shareholder report on April 13, 2005. The information for the period ended July 31, 2005 in the above table is from the Auditors Report prepared by S&H filed with the Fund's
Certified Shareholder report on October [7], 2005. The Fund sent Shareholders the audited financial report for the fiscal years ended January 31, 2005 and July 31, 2005.

---------------------------
(1)  Commenced operations January 4, 2005.
(2)  The Fund changed its fiscal year end from January 31 to July 31.
     The fiscal year ended July 31, 2005 was for a period of six months.
(3)  For the periods ended January 31, 2005 and July 31, 2005, because the Fund had not been in operation for a full fiscal year, the ratios have been annualized.

                        *     *     *     *     *

                                 ADMINISTRATION

     The Advisor acts as the Fund's administrator (the "Administrator") under an administration agreement between the Fund and the Advisor dated June 1, 2005. The Administrator's address is 116 Welsh Road, Horsham, Pennsylvania 19044.

     State Street Bank and Trust Company acts as the Fund's sub-administrator (the "Sub-Administrator"). The Sub-Administrator's address is One Federal Plaza, 8th Floor, Boston, MA 02110. The Sub-Administrator is paid by the Advisor in its role as the Fund's Administrator.

                        *     *     *     *     *

                             ADDITIONAL INFORMATION

     The Fund sent a free copy of its annual report for the fiscal year ended January 31, 2005, which included audited financial statements, to Shareholders of record and known beneficial owners. The Board has subsequently changed the Fund's fiscal year end from January 31 to July 31. Shareholders of record or beneficial owners recently were sent a free copy of the Fund's annual report for the fiscal year ended July 31, 2005. Shareholders of record or beneficial owners may also request a free copy of the Fund's semi-annual report or annual report, which includes audited financial statements, by writing Rene Paradis at Quadrant Fund, Inc., 116 Welsh Road, Horsham, Pennsylvania 19044 or by calling (215) 328-1345 collect.

     The Fund will send a proxy statement to each Shareholder of record, even if that means multiple proxy statements may be mailed to the same address. Shareholders sharing an address who receive multiple copies of annual reports or proxy statements and wish to request delivery of a single copy of annual reports or proxy statements may do so by writing Michelle Vaughn at Quadrant Fund, Inc., 116 Welsh Road, Horsham, Pennsylvania 19044 or by calling (215) 328-1303 collect.

     Shareholders are not entitled to exercise the rights of an objecting shareholder under the MGCL with respect to any of the proposals unless the Board, in its sole discretion, may determine.

VOTING

     The close of business on September 30, 2005 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting. On that date, the Fund had 1,631,852 Shares outstanding and entitled to vote.

     If the enclosed proxy card is executed properly and returned, Shares (as defined below) represented thereby will be voted at the Meeting in accordance with the instructions on the proxy card. A proxy may nevertheless be revoked at any time prior to its use by written notification received by the Fund, by the execution of a subsequently dated proxy card or by attending the Meeting and voting in person. However, if no instructions are specified on a proxy card, Shares will be voted "FOR" or "AGAINST" any matters acted upon at the Meeting in the discretion of the persons named as proxies.

     The solicitation is being made by the Fund. Solicitation is made primarily by the mailing of this Proxy Statement and the accompanying proxy card. Supplementary solicitations may be made by mail, telephone, and electronic transmission or in person by regular employees of the Advisor, affiliates of the Advisor, or other representatives of the Fund. The Advisor serves as the Fund's investment manager. The expenses in connection with preparing this Proxy Statement and its enclosures, and related expenses, will be borne by the Fund (subject to the 0.25% cap on expenses).

     On each matter submitted to a vote of Shareholders, each Shareholder shall be entitled to one vote for each Share of the Fund owned. The Shares will have equal voting rights of one vote per Share and vote together as a single class. Under Maryland law, approval of the Plan requires a vote of two-thirds or more of the Shares of the Fund.

     The By-Laws of the Fund (the "By-Laws") provide that the Shareholders of a majority of the Shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business. In the absence of a quorum no business may be transacted, except that the Shareholders of a majority of the Shares present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement at the Meeting, until the holders of the requisite amount of Shares are present. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the original meeting. A Shareholder vote may be taken on the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

     In tallying Shareholder votes, abstentions will be counted as Shares that are present and entitled to vote for purposes of determining the presence of a quorum. Accordingly, abstentions effectively will be a vote against any adjournment.

PRINCIPAL SHAREHOLDERS

     As of September 30, 2005 the Fund does not know of any person, other than those identified below, who owns beneficially 5% or more of the outstanding Shares of the Fund. No Shareholder currently has the right to acquire beneficial ownership of any Shares.


                                       NUMBER OF SHARES  PERCENTAGE OF SHARES AS
     SHAREHOLDER NAME AND ADDRESS            OWNED        OF SEPTEMBER 30, 2005

Mellon Trust of New England, N.A.,          743,125              45.538%
  solely in its capacity as Trustee
  for the
  McDermott Incorporated Master Trust
135 Santilli Highway
Everett, MA 02149

GMAC Commercial Mortgage                    619,316              37.950%

200 Witmer Road
Horsham, PA 19044

D. Canale & Co.                             194,148              11.897%
President & CEO
40 South Main Street, Suite 2100
Memphis, TN 38103


                        *     *     *     *     *

                                  OTHER MATTERS

     No business, other than as set forth above, is expected to come before the Meeting. Should any other matters requiring a vote of Shareholders properly come before the Meeting, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment in the interests of the Fund.

                        *     *     *     *     *

                              SHAREHOLDER PROPOSALS

     Shareholders wishing to nominate directors or submit other proposals must provide notice in writing to the Secretary of the Fund. Meetings of Shareholders of the Fund are not held on an annual or other regular basis. A Shareholders proposal intended to be presented at any future meeting of Shareholders of the Fund must be received by the Fund within a reasonable time before the solicitation relating thereto in order to be included in the Fund's proxy statement and form of proxy card relating to that meeting. The submission by a Shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities laws. Shareholders may send communications or proposals to the attention of the Marisol Lauerman, Secretary, Quadrant Fund, Inc., 116 Welsh Road, Horsham, Pennsylvania 19044.

     Shareholders who wish to contact the Fund's Independent Directors may do so by directing communications to the attention of the Michelle Vaughn, Chief Compliance Officer, Quadrant Fund, Inc., 116 Welsh Road, Horsham, Pennsylvania 19044. The Chief Compliance Officer will relay all messages received from Shareholders to each Board member.

                        *     *     *     *     *

                           NOTICE TO BANKS AND VOTING
                           TRUSTEES AND THEIR NOMINEES

     Please advise the Fund, at 116 Welsh Road, Horsham, PA 19044, whether other persons are beneficial owners of Shares for which proxies are being solicited and, if so, the number of copies of the Proxy Statement you wish to receive in order to supply copies to such beneficial owners of Shares.


                                    By order of the Board of Directors,






                                    Marisol Lauerman
                                    Secretary

Dated:  October [13], 2005

                               QUADRANT FUND, INC.

        PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS OCTOBER [24], 2005

The undersigned appoints as proxies Rene Paradis, Marisol Lauerman and Michelle Vaughn, and each of them (with power of substitution), to vote all the undersigned's shares in Quadrant Fund, Inc. (the "Fund") at the Special Meeting of Shareholders to be held on October [24], 2005, at 11:00 a.m. Eastern Time at the offices of Quadrant Fund, Inc., 116 Welsh Road, Horsham, PA 19044, and any adjournment thereof (the "Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. THIS PROXY ALSO GRANTS DISCRETIONARY POWER TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  ***CONTROL NUMBER: 999 999 999 999 99***

    YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN AND
      DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE FILL IN THE BOX(ES) AS SHOWN:  [X]

                                                 FOR         AGAINST     ABSTAIN
To approve the liquidation and dissolution       [ ]           [ ]         [ ]
of the Fund pursuant to the provisions of the Plan of Dissolution, Liquidation, and Termination of the Fund (Proposal 1)

To vote on any other matters that properly       [ ]           [ ]         [ ]
come before the meeting and any
adjournment thereof (Proposal 2)


              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please Print:

__________________________________________
Name

__________________________________________
Address

__________________________________________
Address 2

__________________________________________
City, State, Zip

________________________________________________________________________________
                                            PLEASE SIGN EXACTLY AS NAME
                                            APPEARS ABOVE.  IF SHARES ARE
                                            HELD IN THE NAME OF JOINT OWNERS,
____________________________________        EACH SHOULD SIGN. ATTORNEYS-IN-FACT,
Signature                                   EXECUTORS, ADMINISTRATORS, ETC.
                                            SHOULD SO INDICATE.  IF
____________________________________        SHAREHOLDER IS A CORPORATION OR
Signature                                   PARTNERSHIP, PLEASE SIGN IN FULL
                                            CORPORATE OR PARTNERSHIP NAME BY
                              , 2005        AUTHORIZED PERSON.
____________________________________
Date
________________________________________________________________________________

                                                                      APPENDIX A

                PLAN OF DISSOLUTION, LIQUIDATION, AND TERMINATION

                             OF QUADRANT FUND, INC.

                          DATED [_______________], 2005



     Quadrant Fund, Inc., a Maryland corporation (the "Fund"), shall proceed to a complete liquidation of the Fund according to this Plan of Dissolution, Liquidation, and Termination (the "Plan"). The Plan has been approved by the Board of Directors of the Fund (the "Board") as being advisable and in the best interests of the Fund's Stockholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund (each a "Stockholder" and, collectively, the "Stockholders") for their adoption or rejection at a special meeting of Stockholders and has authorized the distribution of a proxy statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon Stockholder approval of the Plan, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Maryland General Corporation Law (the "MGCL"), and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

      1. ADOPTION OF PLAN. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the Stockholders.

      2. LIQUIDATION AND DISTRIBUTION OF ASSETS. The Fund and Fund management, under the supervision of the Board, shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation and dissolution, as soon as practicable after the Effective Date, or as soon thereafter as practicable depending on market conditions and consistent with the terms of this Plan.

      3. PROVISIONS FOR LIABILITIES. The Fund shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, its liabilities and obligations subject to the 0.25% cap, including, but not limited to, accrued but unpaid income, dividends and capital gains distributions, if any, payable through the Liquidation Dates (the "Liquidation Dividends") and contingent liabilities, as the Board may reasonably determine.

      4. DISTRIBUTIONS TO STOCKHOLDERS. As soon as practicable after the Effective Date, and as contemplated in Section 331 of the Code, the Fund shall liquidate and distribute pro rata on one or more dates (the "Liquidation Dates") to its Stockholders of record [as of the close of business on the date immediately preceding the liquidation dates] all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, subject to the provisions of Section 3.

      5. NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board and the Stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the MGCL.

      6. FILINGS. As soon as practicable, the Fund shall prepare and file Articles of Dissolution pursuant to Subtitle 4 of Title 3 of the MGCL, Form N-8F under the 1940 Act, Internal Revenue Service Form 966 and any other documents as are necessary to effect the dissolution and/or de-registration of the Fund and its shares in accordance with the requirements of the Articles of Incorporation of the Fund, the MGCL, the Code, the 1940 Act, and any other applicable securities laws, and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, withdrawing any qualification to conduct business in any state in which the Fund is so qualified, as well as the preparation and filing of any tax returns.

      7. AMENDMENT OR ABANDONMENT OF PLAN. The Board may modify or amend this Plan at any time, in any way necessary to reasonably effectuate the Plan without Stockholder approval (unless otherwise required by law), if the Board determines that such action would be advisable and in the best interests of the Fund and its Stockholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Stockholders, such an amendment or modification will be submitted to the Stockholders for approval.

      8. POWERS OF BOARD AND OFFICERS. The Board and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code and the MGCL, including, without limitation, filing of a Form N-8F with the Securities and Exchange Commission, withdrawing any state registrations of the Fund and/or its shares, withdrawing any qualification to conduct business in any state in which the Fund is so qualified, and preparing and filing of any tax returns.

      9. TERMINATION OF BUSINESS OPERATIONS. As soon as practicable upon adoption of this Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation and dissolution.

      10. EXPENSES. The expenses of carrying out the terms of this Plan shall be borne by the Fund subject to the 0.25% cap, whether or not the liquidation contemplated by this Plan is effected.

                                     -2-